EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors
Northern Ostrich, Corp


         We have issued an audit report dated July 22, 2002 for the year ended May 31, 2002 and review reports dated October 2, 2002, January 6, 2003, and April 9, 2003 for the quarters ended August 31, 2002, November 30, 2002, and February 28, 2003, respectively, for Northern Ostrich Corp included in the Registration Statement Form S-8.

                                                Respectfully submitted,


                                                /S/ Robison, Hill & Co.
                                                ----------------------------
                                                Certified Public Accountants

Salt Lake City, Utah
May 29, 2003